                                                                    EXHIBIT 12.1


                           IRWIN FINANCIAL CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                              Year Ended December 31,
                                                    -----------------------------------------------------------------------------
(In Thousands)                                           2001             2000              1999             1998           1997
                                                    ---------        ---------         ---------         --------       --------

INCLUDING INTEREST ON DEPOSITS

Earnings:
     Earnings before income taxes                   $  73,615        $  59,342         $  52,637         $ 50,857       $ 42,178
     Fixed charges from below                         121,084           93,534            59,491           63,986         49,055
                                                    ---------        ---------         ---------         --------       --------
     Earnings                                       $ 194,699        $ 152,876         $ 112,128         $114,843       $ 91,233
                                                    =========        =========         =========         ========       ========

Fixed charges:
     Interest expense                               $ 121,084        $  93,534         $  59,491         $ 63,986       $ 49,055
                                                    =========        =========         =========         ========       ========

Ratio of earnings to fixed charges                       1.61  x          1.63  x           1.88  x          1.79  x        1.86  x
                                                    =========        =========         =========         ========       ========

EXCLUDING INTEREST ON DEPOSITS

Earnings:
     Earnings before income taxes                   $  73,615        $  59,342         $  52,637         $ 50,857       $ 42,178
     Fixed charges from below                          47,744           40,719            34,271           40,617         29,092
                                                    ---------        ---------         ---------         --------       --------
     Earnings                                       $ 121,359        $ 100,061         $  86,908         $ 91,474       $ 71,270
                                                    =========        =========         =========         ========       ========

Fixed charges:
     Interest expense, excluding
          interest on deposits                      $  47,744        $  40,719         $  34,271         $ 40,617       $ 29,092
                                                    =========        =========         =========         ========       ========


Ratio of earnings to fixed charges                       2.54  x          2.46  x           2.54  x          2.25  x        2.45  x
                                                    =========        =========         =========         ========       ========
